RICHARD C. GATES
Certified Public Accountant


                                        2000 Palm Beach Lakes Blvd., Ste 800
                                        West Palm Beach, Florida 33409
                                        Phone 561/478-3030 - Fax 561/478-2425

February 25, 1997


Board of Directors
Net Lnnx, Inc.
324 Datura Street, Ste 150
West Palm Beach, FL 33401


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As an independent public accountant, I hereby consent to the use of my audit reported dated January 16, 1996, and March 25, 1996 (and all references to my firm) included in the Form 10-K and incorporated by reference in the Post Effective Amendment No. 3 to Form S-8 registration statement of Net Lnnx, Inc.


/s/Richard C. Gates
Richard C. Gates, CPA




















                Member American Institute of Certified Public
                     Accountants SEC Practice Section